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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) - May 17, 2000


                           ELECTRIC FUEL CORPORATION
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              (Exact Name of Registrant as Specified in Charter)

                                   Delaware
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                (State or Other Jurisdiction of Incorporation)


            0-23336                                        95-4302784
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    (Commission File Number)                   (IRS Employer Identification No.)


          120 Wood Avenue South, Suite 300, Iselin, New Jersey 08830
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            (Address of principal executive offices)(Zip Code)


                                (732) 635-7100
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             (Registrant's telephone number, including area code)


                This is page 1 of 22 pages (including Exhibits)
                       Exhibit Index appears on page 4.
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ITEM 5.        OTHER ITEMS

  On May 17, 2000, we entered into an agreement (the "Purchase Agreement") with Koor Industries Ltd. ("Koor") pursuant to which Koor agreed to purchase 1 million shares of our common stock at $10 per share, for a total cash investment of $10 million. Upon the completion of this investment by Koor, also on May 17, 2000, we and Koor agreed, pursuant to a Termination and Release Agreement dated as of that date, that the agreements previously jointly announced on March 15, 2000 would be canceled and that we would not proceed with the previously announced investment by Koor or acquisition of Koor's subsidiary Tadiran Batteries Ltd.

  Pursuant to the terms of the Purchase Agreement, if, within six months after the making of the investment, we sell shares of our common stock or securities convertible into our common stock (other than to our employees or consultants pursuant to our stock option plans) at a price below $10 per share, we will issue to Koor additional shares such that the total number of shares issued to Koor multiplied by the lower stock price equals $10 million. In addition, with respect to any portion of the shares still held by Koor at the end of the six-month period following the investment, if our stock is at that time trading below $10 per share, we will adjust the number of shares held by Koor in a similar manner based on the average trading price over the preceding 30 days, but not to any price lower than $6.75 per share.

  In connection with the Purchase Agreement, we also entered into a Registration Rights Agreement with Koor pursuant to which we have agreed to register the shares issued to Koor, and Koor has agreed to certain limitations on the resale of the shares in the six months following the investment.

  The foregoing descriptions of the Purchase Agreement, Termination and Release Agreement, and Registration Rights Agreement are qualified in their entirety by reference to the agreements themselves, which are attached to this report as Exhibits 4.1 through 4.3, and which are incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)    Exhibits. A list of exhibits is given in the Exhibit Index that precedes the exhibits filed with this report.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              ELECTRIC FUEL CORPORATION
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                                    (Registrant)


Date:  May 23, 2000            By: /s/ Robert S. Ehrlich
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                               Robert S. Ehrlich
                               Chairman of the Board and
                               Chief Financial Officer
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                                 EXHIBIT INDEX

  The following exhibits are filed with the Current Report on Form 8-K.


Exhibit No.        Description
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4.1            Common Stock Purchase Agreement, dated May 17, 2000, between
               Electric Fuel Corporation and Koor Industries Ltd.

4.2 Registration Rights Agreement, dated May 17, 2000, between Electric Fuel Corporation and Koor Industries Ltd.

4.3 Termination and Release Agreement, dated May 17, 2000, among Electric Fuel Corporation, Tadiran Limited, Tadiran Batteries Limited, Tadiran Electric Industries Corporation, Koor Industries Ltd. , Robert S. Ehrlich and Yehuda Harats.